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                                  HUMANA INC.                         EXHIBIT 21
                                SUBSIDIARY LIST


ALABAMA
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1.  Humana Health Plan of Alabama, Inc.
2.  QuestCare, Inc.

CALIFORNIA
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1.  Centerstone Insurance and Financial Services (Marketpoint is a Division of
CFS) - Doing Business As:
     a.  Centerstone Insurance Agency and Financial Services, Inc.
     b.  West Coast Multiple Servs, Inc.

DELAWARE
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1.  Centerstone Holding Corporation
2.  EMPHESYS Financial Group, Inc.
3.  Health Value Management, Inc.
4.  Humana Compensation Management Source, Inc.
5.  Humana HealthChicago, Inc
6.  Humana Inc.  - Doing Business As:
     a.  H.A.C. Inc.
     b.  Humana of Delaware, Inc.
7.  Humana Military Healthcare Services, Inc.  - Doing Business As:
     a.  Humana Military Health Services, Inc.
8.  Humrealty, Inc.
9.  Medstep, Inc.
10. Physician Corporation of America

FLORIDA
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1.  Delray Beach Health Management Associates, Inc. - Doing Business As:
     a.  Humana Health Care Plans-Delray
2.  Family Health Plan Administrators, Inc.
3.  Health Inclusive Plan of Florida, Inc. - Doing Business As:
     a.  Humana Health Care Plans-Century Village Palm Beach
4. Humana Health Care Plans - Davie, Inc. f/k/a Coastal Physician Group of South Davie, Inc.
5. Humana Health Care Plans - Palm Springs, Inc. f/k/a Coastal Managed Care of Lake Worth, Inc.
6. Humana Health Care Plans - Rolling Hills, Inc. f/k/a Coastal Physician Group of North Davie, Inc.
7. Humana Health Care Plans - South Pembroke Pines, Inc. f/k/a Coastal Physician Group of Pembroke Pines, Inc.
8. Humana Health Care Plans - West Palm Beach, Inc. f/k/a Coastal Managed Care of West Palm Beach, Inc.
9. Humana Internal Medicine Associates, Inc. f/k/a Coastal Internal Medicine Associates of Dade, Inc. - Doing Business As:
     a. Humana Health Care Plans-Hialeah f/k/a Coastal Internal Medicine Associates of Hialeah
     b. Humana Health Care Plans-South Miami f/k/a Coastal Internal Medicine Associates of Larkin
     c. Humana Health Care Plans-Miami f/k/a Coastal Internal Medicine Associates of Miami
     d. Humana Health Care Plans-Miami Beach f/k/a Coastal Internal Medicine Associates of Miami Beach
     e. Humana Health Care Plans-Royal Oaks f/k/a Coastal Internal Medicine Associates of Miami Lakes
     f. Humana Health Care Plans-Miami Springs f/k/a Coastal Internal Medicine Associates of Miami Springs
     g. Humana Health Care Plans-Midway f/k/a Coastal Internal Medicine Associates of Midway
     h.  Humana Health Care Plans-Boca Raton
     i.  Humana Health Care Plans-Delray Harbor
     j.  Humana Health Care Plans-Lantana
     k.  Humana Health Care Plans-Palm Beach Gardens
     l.  Humana Health Care Plans-Tamarac
     m.  Humana Health Care Plans-West Boca

(FL-Cont. Next Page)
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FLORIDA Cont.
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10. Humana Internal Medicine Associates of the Palm Beaches, Inc. f/k/a Coastal
    Internal Medicine Associates of the Palm Beaches, Inc.

     Doing Business As:

     a. Humana Health Care Plans-Lake Worth f/k/a Coastal Internal Medicine Associates of JFK Circle
     b. Humana Health Care Plans-Flagler f/k/a Coastal Internal Medicine Associates of North Dixie Highway
     c. Humana Health Care Plans-Riverbridge f/k/a Coastal Internal Medicine Associates at Riverbridge
     d. Humana Health Care Plans-Palm Beach f/k/a Coastal Internal Medicine Associates of South Dixie Highway
     e.   Humana Health Care Plans-Boynton Beach
11.  Humana Health Insurance Company of Florida, Inc.
12.  Humana Medical Plan, Inc. - Doing Business As:
     a.  Coastal Pediatrics-Daytona
     b.  Coastal Pediatrics-Port Orange
     c.  Coastal Pediatric-Ormond
     d.  Daytona Gastroenterology
     e.  Flagler Family Practice
     f.  Florida Dermatology Center
     g.  Humana Medical Plan-West Palm Beach
     h.  Internal Medicine of Daytona
     i.  Orange Park Family Health Care
     j.  St. Augustine Family Health Center
     k.  Suncoast Medical Associates
13.  Humana Workers' Compensation Services, Inc.  - Doing Business As:
     a.  Humana Workers' Compensation Insurance Services
14.  Lakeside Medical Center Management, Inc. - Doing Business As:
     a.  University Medical Center
15.  PCA Options, Inc.
16.  PCA Property & Casualty Insurance Co.

GEORGIA
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1.  Humana Employers Health Plan of Georgia, Inc. f/k/a Emphesys Healthcare of
    Georgia, Inc.

ILLINOIS
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1.  Humana Health Direct, Inc. - Doing Business As:
     a.  Behavioral Health Direct (IL)
2.  Humana HealthChicago Insurance Company - Doing Business As:
     a.  Goldcare 65
3.  The Dental Concern, Ltd.  - Doing Business As:
     a.  TDC (MO)

KENTUCKY
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1.  HMPK, INC.
2.  HPLAN, INC.
3.  Humana Health Plan, Inc. - Doing Business As:
     a.  Central Kentucky Family Practice
     b.  Franklin Medical Center
     c.  Humana Health Care Plans of Indiana
     d.  Madison Family and Industrial Medicine (KY)
     e.  Humana Health Care Plans-Somerset (KY)
4.   Humco, Inc. (shell corporation-keep active until 12/31/99 per Escrow Agmt.)
5.   The Dental Concern, Inc. (f/k/a Randmark, Inc.)  - Doing Business As:
     a.  The Dental Concern/KY, Inc. (IN)
     b.  The Dental Concern/KY, Inc. (MO)
6.  The Dental Concern Insurance Company
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LOUISIANA
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1.  Humana Workers' Compensation Services of Louisiana, Inc.

MISSOURI
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1. Humana Kansas City, Inc.  - Doing Business As:
     a. Humana Prime Health Plan

2.  Humana Insurance Company  - Doing Business As:
     a. Dental Care Affiliates (GA)

NEVADA
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1.  Humana Health Insurance of Nevada, Inc.

OHIO
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1.  Humana Health Plan of Ohio, Inc. f/k/a ChoiceCare Health Plans, Inc. - Doing
    Business As:

    a.  ChoiceCare/Humana (IL, IN, KY, OH)

OKLAHOMA
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1.  Commonwealth Management, Inc.

PUERTO RICO
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1.  Humana Health Plans of Puerto Rico, Inc.
2.  Humana Insurance of Puerto Rico, Inc.

TEXAS
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1.  Humana HMO Texas, Inc.
2.  Humana Health Plan of Texas, Inc. - Doing Business As:
     a.  Humana Health Plan of San Antonio
     b.  Humana Regional Service Center
     c.  Leon Valley Health Center
     d.  Lincoln Heights Medical Center
     e.  MedCentre Plaza Health Center
     f.  Perrin Oaks Health Center
     g.  Val Verde Health Center
     h.  West Lakes Health Center
     i.  Wurzbach Family Medical Center
3. Humana Workers' Compensation Services of Texas, Inc. f/k/a Lomas General Insurance Services, Inc.
4.  PCA Health Plans of Texas, Inc.
5.  PCA Life Insurance Company of Texas, Inc.
6.  PCA Provider Organization, Inc.

VERMONT
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1.  Managed Care Indemnity, Inc.  - Doing Business As:
     a.  Witherspoon Parking Garage (KY)

VIRGINIA
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1.  Humana Group Health Plan, Inc.  (Note: Assets sold to Kaiser Permanente
    1/31/97)
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WISCONSIN
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1.  CareNetwork, Inc. - Doing Business As:
    a.  CARENETWORK
2.  EMPHESYS Wisconsin Insurance Company
3.  Employers Health Insurance Company
4.  Humana Wisconsin Health Organization Insurance Corporation - Doing Business
    As:
    a.  WHOIC
    b.  WHO
5.  Independent Care, Inc.
6.  Network EPO, Inc.
7.  Wisconsin Employers Group, Inc.

FOREIGN
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BERMUDA
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1.  Hallmark RE Ltd.